Exhibit 10.8

PERFORMANCE SHARE AWARD AGREEMENT

PURSUANT TO THE BARNES GROUP INC.

STOCK AND INCENTIVE AWARD PLAN

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

PERFORMANCE SHARE AWARD AGREEMENT executed in duplicate as of February 16, 2005 (the “Grant Date”), between Barnes Group Inc., a Delaware corporation (the “Company”), and                     , an employee of the Company (the “Holder”).

In accordance with the provisions of the Barnes Group Inc. Stock and Incentive Award Plan (the “Plan”), the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”) has authorized the execution of this Agreement. Capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning as provided for in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.	Grant of Performance Share Award. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby awards to the Holder performance share awards for the performance period commencing on January 1, 2005 and ending on December 31, 2007 (the “Performance Share Awards” or, collectively, the “Award”). The Award entitles the Holder to receive, without payment to the Company, shares of Common Stock equal to the number of Performance Share Awards that are deemed earned in the future pursuant to Section 2, Section 4(b) or Section 6 hereof, if any; provided, however, that, except as provided otherwise in Section 4(b), the Holder must be an employee of the Company on the future date as of which the Performance Share Awards are deemed earned to receive such shares. Except in the event of a Change in Control as provided in Section 4(b) and Section 6, no Performance Share Awards will be deemed earned pursuant to this Agreement, nor will the Holder be entitled to receive any shares of Common Stock under this Agreement, unless the applicable Minimum Performance Goal set forth in Section 2 is attained or exceeded for one or more of the Performance Years in the Award Period (as such terms are defined in Section 2). In no event shall the Award entitle the Holder to receive more than shares of Common Stock, unless the excess is attributable solely to an adjustment pursuant to Section 7.

2.	Performance Goal.

(a)	The maximum number of Performance Share Awards that may be earned pursuant to this Agreement is [1] Performance Share Awards for the Company’s 2005 fiscal year, [1] Performance Share Awards for the Company’s 2006 fiscal year, and [1] Performance Share Awards for the Company’s 2007 fiscal year (such three fiscal years being hereafter referred to, collectively, as the “Award Period”, and each, individually, as a “Performance Year”). Subject to the other provisions of this Section 2 (including but not limited to Section 2(c) below) and this Agreement, (i) no Performance Share Awards may be earned for a Performance Year unless the Company’s consolidated basic earnings per share as determined in accordance with Section 6(b) of the Plan (“EPS”) for that Performance Year equal or exceed $1.57, in the case of Performance Year 2005, or $1.45, in the case of each of the other Performance Years (the “Minimum Performance Goal”); (ii) all of the Performance Share Awards that may be earned for a Performance Year will be earned if the Company’s EPS for that Performance Year equal or exceed $1.85, in the case of Performance Year 2005, or $1.70, in the case of each of the other Performance Years (the “Maximum Performance Goal”); and (iii) the number of Performance Share Awards that will be earned for a Performance Year will be calculated by multiplying the maximum number of Performance Share Awards that may be earned in such Performance Year as stated above in this Section 2(a) by the performance factor corresponding to the EPS attained in that Performance Year in the applicable table below.

Table for Performance Year 2005:

EPS	Performance Factor	Performance Factor x [1] = # Performance Share Awards Earned*
	100%	______
	75%	______
	50%	______
	-0-	-0-

[1]	[Insert one-third of the total number of Performance Share Awards rounded, in the case of a fractional PSA, to the nearest whole number or, if fewer, to the number of PSAs that remain.]

[2]	Number of Performance Share Awards Earned is rounded, in the case of a fraction, to the nearest whole number or, if fewer, the maximum number of Performance Share Awards that may be earned in the Performance Year in question.

Table for Performance Year 2006:

EPS	Performance Factor	Performance Factor x [1] = # Performance Share Awards Earned*
	100%	*	*
	75%	*	*
	50%	*	*
	-0-	-0-

Table for Performance Year 2007:

EPS	Performance Factor	Performance Factor x [1] = # Performance Share Awards Earned*
	100%	*	*
	75%	*	*
	50%	*	*
	-0-	-0-

Not later than ninety (90) days after the commencement of the Award Period, and notwithstanding the foregoing provisions of this Section 2(a), the Committee may change any or all of the foregoing EPS goals and/or performance factors and/or the calculation of EPS in its discretion. Any such change shall be established in writing by the Committee (within the meaning of Treasury Regulation section 1.162-27(e)(2)(i)).

(b)	More than ninety (90) days after the commencement of the Award Period, and notwithstanding the provisions of Section 2(a) above, the Committee may in its discretion, concurrently with its determination of Executive Office Group Performance objectives for a Performance Year under the Company’s Performance-Linked Bonus Plan for Selected Executive Officers or any successor thereto, reduce the number of Performance Share Awards that will be earned in the event the Minimum Performance Goal, the Maximum Performance Goal or any particular level of EPS between the Minimum Performance Goal and the Maximum Performance Goal is attained in such Performance Year. The Committee may effectuate such reduction directly (e.g., by reducing the performance factor and thus the number of Performance Share Awards that will be earned at the levels of

*	Number of Performance Share Awards Earned is rounded, in the case of a fraction, to the nearest whole number or, if fewer, the maximum number of Performance Share Awards that may be earned in the Performance Year in question.

**	Subject to reduction in the discretion of the Committee, as provided below in Section 2(b).

EPS shown in the applicable foregoing table) or indirectly (e.g., by increasing the Maximum Performance Goal, the Minimum Performance Goal and/or any other level of EPS at which a given number of Performance Share Awards will be earned in accordance with the applicable foregoing table). In no event may the Committee, directly or indirectly, increase the number of Performance Share Awards that will be earned in the event the Minimum Performance Goal, the Maximum Performance Goal or any particular level of EPS between the Minimum Performance Goal and the Maximum Performance Goal is attained.

(c)	Any provision of Section 2(a) or 2(b) to the contrary notwithstanding, Performance Share Awards that may be earned for any Performance Year pursuant to this Section 2 shall not be deemed earned (i) until December 31 of such Performance Year, and (ii) unless the Holder is employed by the Company on December 31 of such Performance Year.

3.	Delivery of Shares. A share of Common Stock shall be delivered to the Holder in payment of each Performance Share Award that is deemed earned pursuant to Section 2 above or Section 4(b) below. Such delivery shall occur as of the first day of March (and in no event shall occur later than the 15th day of March) immediately following the date as of which such Performance Share Award is deemed earned; provided, however, that if a Change in Control occurs after the date on which such Performance Share Award is deemed earned and prior to the first day of March that immediately follows such date, or if such Performance Share Award is deemed earned at the time of a Change in Control pursuant to Section 4(b) below, such share shall be delivered as of the date of such Change in Control. Any provision of this Agreement to the contrary notwithstanding, in no event, except a Change in Control as a result of which Performance Share Awards are deemed earned pursuant to Section 4(b) or Section 6 hereof, shall any shares be delivered in payment of Performance Share Awards unless and until the Committee certifies in writing that the performance goals and any other material terms (within the meaning of Treasury Regulation section 1.162-27(e)(5)) were in fact satisfied with respect to such Performance Share Awards.

The shares of Common Stock delivered under this Agreement will be duly authorized, validly issued, fully paid and non-assessable. The shares to be delivered shall be credited to a book entry account with the Company’s transfer agent in the name of the Holder. At the election of the Holder, stock certificates representing such shares will be delivered to the Holder as soon as practicable after the Company’s receipt of the Holder’s election.

4.	Termination.

(a)	If the Holder’s employment terminates before December 31 of any Performance Year other than by reason of the Holder’s death or “Disability”, then the Award shall terminate with respect to all of the

Performance Share Awards that have not been deemed earned as of the date of such termination, and the Holder will not be entitled to any payout of shares for such unearned Performance Share Awards.

(b)	If the Holder’s employment terminates during the Award Period by reason of the Holder’s death or “Disability”, then (i) the same number of Performance Share Awards will be deemed earned for the Performance Year in which such employment termination occurs that would have been deemed earned pursuant to Section 2 if the Holder’s employment by the Company had continued through the end of such Performance Year; provided that if a Change in Control occurs after such employment termination and during such Performance Year, then at the time of such Change in Control the Holder shall be deemed to earn the maximum number of Performance Share Awards that may be earned for such Performance Year pursuant to the first sentence of Section 2(a) above, whether or not the Minimum Performance Goal has been or is thereafter attained or exceeded for such Performance Year; and (ii) the Award shall terminate with respect to all Performance Share Awards that have not otherwise been deemed earned as of the date of such employment termination, and the Holder will not be entitled to any payout of shares for such unearned Performance Share Awards. For purposes of this Agreement, “Disability” shall have the meaning set forth in the Company’s long-term disability plan as in effect from time to time (or, if that plan is not in effect at the time in question, as it was last in effect).

5.

Additional Condition. If the Holder, at any time while the Award is outstanding: (i) directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, investor or in any other capacity, accepts employment, renders services or otherwise assists any other business which competes with the business conducted by the Company or any of its Subsidiaries in which the Holder has worked, during the Holder’s last two years with the Company or any of its Subsidiaries; (ii) directly or indirectly, hires or solicits or arranges for the hiring or solicitation of any employee of the Company or any of its Subsidiaries, or encourages any such employee to leave such employment; (iii) uses, discloses, misappropriates or transfers confidential or proprietary information concerning the Company or any of its Subsidiaries (except as required by the Holder’s work responsibilities with the Company or any of its Subsidiaries); or (iv) is convicted of a crime against the Company or any of its Subsidiaries; or (v) engages in any activity in violation of the policies of the Company or any of its Subsidiaries, including without limitation the Company’s Code of Business Ethics and Conduct, or, at any time, engages in conduct adverse to the best interests of the Company or any of its Subsidiaries; then should any of the foregoing events occur, the outstanding portion of the Award shall be canceled, unless the Committee, in its sole discretion, elects not to cancel it. The provisions of this Section 5 are in addition to any other agreements related to non-competition, non-solicitation and preservation of Company confidential and proprietary information entered into between the Holder and the Company, and nothing herein is intended to waive, modify, alter or amend the terms of any such other agreement.

6.	Exception for Change in Control. Any provision of this Agreement to the contrary notwithstanding, if the Holder remains in the continuous employ of the Company from the Grant Date to the date, if any, on which a Change in Control occurs before the last day of the Award Period, all of the Performance Share Awards that may be earned pursuant to Section 2 hereof for the year in which the Change in Control occurs and any Performance Year thereafter shall thereupon immediately be deemed earned and non-forfeitable, and shares of Common Stock shall promptly be delivered in payment thereof, whether or not the Minimum Performance Goal has been or is thereafter attained or exceeded for any Performance Year and whether or not the Holder is thereafter employed by the Company.

7.	Adjustments Upon the Occurrence of Certain Events.

(a)	In the case of a stock dividend or a stock split with respect to the Common Stock, the number of shares subject to the Award shall be increased by the number of shares the Holder would have received had he owned outright the shares subject to the Award on the record date for payment of the stock dividend or the stock split.

(b)	In the case of any reorganization or recapitalization of the Company (by reclassification of its outstanding Common Stock or otherwise), or its consolidation or merger with or into another corporation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, pursuant to any of which events the then outstanding shares of the Company’s Common Stock are combined, or are changed into or become exchangeable for other shares of stock or property, the Holder shall be entitled to earn and receive, in lieu of the shares that he would otherwise be entitled to earn and receive pursuant to the Award, and without having to make any payment to the Company or otherwise, the shares of stock or property which the Holder would have received upon such reorganization, recapitalization, consolidation, merger, sale or other transfer, if immediately prior thereto he had owned the shares in respect of this Award and had exchanged such shares in accordance with the terms of such reorganization, recapitalization, consolidation, merger, sale or other transfer.

(c)

In case of any distribution by the Company of rights to stockholders, the issuance of stock options to persons other than employees or directors of the Company, the issuance by the Company of securities convertible into the Company’s Common Stock or into shares of any stock or security into which such Common Stock shall have been changed or for which it shall have been exchanged, or any other change in the capital structure of the Company (other than as specified above in this Section 7) which, in the judgment of the Committee, would effect a dilution of the Holder’s rights hereunder, the Committee may make such adjustment, if any, as it shall deem appropriate in the number or kind of shares in respect of this Award, and such adjustment shall be effective and binding for all purposes of this Award.

(d)	Any provision of this Section 7 to the contrary notwithstanding, only adjustments that qualify for the treatment described in Treasury Regulation section 1.162-27(e)(2)(iii)(C) may be made pursuant to this Section 7.

8.	General Restriction. If at any time the Board of Directors of the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to this Award upon any securities exchange or under any state or Federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this Award or the issue of shares hereunder, no rights under this Award may be exercised and shares of Common Stock may not be delivered pursuant to this Award, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors and any delay caused thereby shall in no way affect the date of termination of this Award. The Board of Directors shall use reasonable best efforts to effect or obtain such listing, registration, qualification, consent or approval and will issue such shares as soon as practicable thereafter.

9.	No Assignment or Transferability. This Award shall not be (i) assignable or subject to any encumbrance, pledge or charge of any nature, whether by operation of law or otherwise, (ii) subject to execution, attachment or similar process, or (iii) transferable by the Holder except by will or by the laws of descent and distribution or to a Beneficiary as defined in Section 2(d) of the Plan.

10.	Withholding of Taxes. The Committee may cause to be made, as a condition precedent to any delivery or transfer of stock hereunder, appropriate arrangements to satisfy any Federal, state or local taxes as required by law to be withheld with respect to such payment or transfer of stock and the Holder may be required to pay to the Company prior to delivery of such stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such stock. The Company will accept shares of Company stock of equivalent Fair Market Value which would otherwise have been issued to the Holder hereunder, in payment of the Company’s minimum statutory withholding tax obligations if the Holder elects to make payment in such manner.

11.

Notices. Any notice hereunder by the Holder shall be given to the Senior Vice President, General Counsel and Secretary in writing and such notice by the Holder hereunder shall be deemed duly given or made only upon receipt by the Senior Vice President, General Counsel and Secretary at Barnes Group Inc., 123 Main Street, P. O. Box 489, Bristol, Connecticut 06011-0489, or at such other address as the Company may designate by notice to the Holder. Any notice to the Holder shall be in writing and shall be deemed duly given if mailed or otherwise delivered to the Holder at such address as the Holder may have on file with the Company or in care of the Company at its principal office in Bristol, Connecticut.

12.	Interpretation and Disputes. The Committee shall interpret and construe this Agreement and determine whether the Holder has satisfied the performance goals set forth in Section 2. Any such interpretation, construction or determination shall be final, binding and conclusive on the Company and the Holder. In the event there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

Any claim, demand or controversy arising from such interpretation, construction or determination by the Committee shall be submitted first to a mediator in accordance with the rules of the American Arbitration Association (“AAA”) by submitting a mediation request to the Administrator within thirty (30) days of the date of the Committee’s interpretation or construction. The mediation process shall conclude upon the earlier of: (i) the resolution of the dispute; (ii) a determination by either the mediator or one or more of the parties that all settlement possibilities have been exhausted and there is no possibility of resolution; or (iii) thirty (30) days have passed since the filing of a request to mediate with the AAA. A party who has previously submitted a dispute to mediation, and which dispute has not been resolved, may submit such dispute to binding arbitration pursuant to the rules of the AAA. Any arbitration proceeding for such dispute must be initiated within fourteen (14) days from the date that the mediation process has concluded. The prevailing party shall recover its costs and reasonable attorney’s fees incurred in such arbitration proceeding. The Holder and the Company specifically understand and agree that the failure of a party to timely initiate a proceeding hereunder shall bar the party from any relief or other proceeding and any such dispute shall be deemed to have been finally and completely resolved. All mediation and arbitration proceedings shall be conducted in Bristol, Connecticut or such other location as the Company may determine and the Holder agrees that no objection shall be made to such jurisdiction or venue, as a forum non conveniens or otherwise. The arbitrator’s authority shall be limited to resolution of the legal disputes between the parties and the arbitrator shall not have authority to modify or amend this Agreement or the Committee’s interpretation or construction thereof, or abridge or enlarge rights available under applicable law. Any court with jurisdiction over the parties may enforce any award made hereunder.

13.	General.

(a)	Nothing in this Agreement shall confer upon the Holder any right to continue in the employ of the Company or any of its subsidiaries.

(b)	The Holder shall have no rights as a shareholder with respect to any shares covered by this Agreement until the date of issuance to him of a stock certificate for such shares or of entry of a credit for such shares in the Holder’s book entry account.

(c)	This Agreement shall be binding upon the successors and assigns of the Company and upon the Beneficiaries, personal representatives, legatees and heirs of the Holder.

(d)	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws provisions.

(e)	Nothing in this Agreement is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any plan, practice or arrangement for the payment of compensation or fringe benefits to the Holder or any other employee of the Company or any of its subsidiaries which the Company or any of its subsidiaries now has or may hereafter put into effect, including without limitation any retirement, pension, savings or thrift, insurance, death benefit, stock purchase, incentive compensation or bonus plan.

(f)	Any shares that may be earned pursuant to Section 2 of this Agreement are intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code. Any provision of this Agreement that would prevent any such shares from so qualifying shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

(g)	Any shares that may be earned pursuant to this Agreement are intended to qualify for the treatment applicable to short-term deferrals under Q&A-4(c) of Section IV.A. of IRS Notice 2005-1 (guidance relating to Section 409A of the Code), so that none of the shares that may be earned pursuant to this Agreement will be includible in the Holder’s gross income pursuant to Section 409A(a)(1)(A) of the Code. The Award and this Agreement shall be administered, interpreted and construed to carry out such intention, and any provision of this Agreement that cannot be so administered, interpreted and construed shall to that extent be disregarded. However, the Company does not represent, warrant or guarantee that any shares that may be earned pursuant to this Agreement will not be includible in the Holder’s gross income pursuant to Section 409A(a)(1)(A) of the Code, nor does the Company make any other representation, warranty or guaranty to the Holder as to the tax consequences of the Award or this Agreement.

(h)

This Agreement is intended to document a Performance Share Award granted pursuant to and subject to Section 5.II. and the other applicable terms and conditions of the Plan, a copy of which has been or is herewith being supplied to the Holder and the terms and conditions of which are hereby incorporated by reference. Anything herein to the contrary notwithstanding, each and every provision of this Agreement shall be subject to the terms and conditions of the Plan.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BARNES GROUP INC.		HOLDER

BY:
	Senior Vice President - Human Resources	[OPTIONEE]

Approved by the Compensation and Management

Development Committee of the Board of Directors: 2/16/05